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                                                                    EXHIBIT 5.01




                                  June 26, 1998


Excite, Inc.
555 Broadway
Redwood City, CA 94063

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-3 (File Number 333-53057) (the "Registration Statement") originally filed by you with the Securities and Exchange Commission (the "Commission") on May 19, 1998, in connection with the registration under the Securities Act of 1933, as amended, of 423,079 shares of your Common Stock issuable upon exercise of a warrant, dated April 29, 1998, issued by the Company to Netscape Communications Corporation ("Netscape") pursuant to a Warrant Agreement, dated as April 29, 1998, by and between the Company and Netscape (the "Warrant Agreement"), plus an additional number of shares of your Common Stock having an aggregate exercise price of up to $25.0 million issuable upon exercise of a second warrant, dated April 29, 1998, issued by the Company to Netscape pursuant to the Warrant Agreement (together, the "Warrants," and such shares of Common Stock, the "Stock"), all of which will be sold to the public by Netscape or its permitted assigns.

         In rendering this opinion, we have examined the following:


         (1) your registration statement on Form 8-A (File Number 0-28064) filed with the Commission on March 18, 1996 and declared effective by the Commission on April 3, 1996;

         (2) the Registration Statement, together with the Exhibits filed as a part thereof;

         (3) the Prospectus prepared in connection with the Registration Statement;

         (4) the minutes of meetings and actions by written consent of the shareholders and Board of Directors that are contained in your minute books that are in our possession;

         (5) the stock records that you have provided to us (consisting of a list of shareholders issued by your transfer agent, BankBoston, N.A., and a list of option and warrant
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June 26, 1998
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                  holders respecting your capital stock and of any rights to purchase capital stock that was prepared by you and dated April 30, 1998);

         (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations;

         (7)      the Warrants; and

         (8)      the Warrant Agreement.

         We have also confirmed the continued effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission, and have confirmed your eligibility to use Form S-3.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California.

         Based upon the foregoing, it is our opinion that the shares of Stock to be issued and sold by you, when issued and sold in accordance in the manner referred to in the Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                                     Very truly yours,



                                                     FENWICK & WEST LLP